Exhibit Number 99.1

Investor Contact:	W. Larry Cash
Executive Vice President
and Chief Financial Officer
(615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES

SECOND QUARTER 2012 RESULTS WITH NET OPERATING REVENUES OF $3.2 BILLION

FRANKLIN, Tenn. (July 25, 2012) - Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three and six months ended June 30, 2012.

Net operating revenues for the three months ended June 30, 2012, totaled $3.2 billion, an 8.1 percent increase compared with $3.0 billion for the same period in 2011. Income from continuing operations increased to $102.2 million, or $0.93 per share (diluted), for the three months ended June 30, 2012, compared with $92.9 million, or $0.81 per share (diluted), for the same period in 2011. Net income attributable to Community Health Systems, Inc. common stockholders was $0.93 per share (diluted) for the three months ended June 30, 2012, compared with $0.39 per share (diluted) for the same period in 2011. Weighted-average shares outstanding (diluted) were 89.5 million for the three months ended June 30, 2012, and 91.8 million for the three months ended June 30, 2011.

Adjusted EBITDA for the three months ended June 30, 2012, was $483.1 million compared with $462.3 million for the same period in 2011, representing a 4.5 percent increase. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, loss from early extinguishment of debt and net income attributable to non-controlling interests. The Company uses adjusted EBITDA as a measure of liquidity. Net cash provided by operating activities for the three months ended June 30, 2012, was $295.6 million compared with $397.2 million for the same period in 2011.

The consolidated operating results for the three months ended June 30, 2012, reflect a 3.0 percent increase in total admissions and a 5.7 percent increase in total adjusted admissions compared with the same period in 2011. On a same-store basis, admissions decreased 2.0 percent while adjusted admissions increased 0.5 percent compared with the same period in 2011. On a same-store basis, net operating revenues increased 4.5 percent compared with the same period in 2011.

Net operating revenues for the six months ended June 30, 2012, totaled $6.5 billion, a 9.8 percent increase compared with $6.0 billion for the same period in 2011. Income from continuing operations increased to $201.9 million, or $1.79 per share (diluted), for the six months ended June 30, 2012, compared with $184.5 million, or $1.62 per share (diluted), for the same period in 2011. Net income attributable to Community Health Systems, Inc. common stockholders was $1.78 per share (diluted) for the six months ended June 30, 2012, compared with $1.05 per share (diluted) for the same period in 2011. The results for the six months ended June 30, 2012, include a $0.48 per share (diluted) net benefit from the resolution of an industry wide governmental settlement and a payment update relating to prior periods, a $0.10 per share (diluted) charge to establish reserves for certain legal matters, and a $0.44 per share (diluted) loss from the early extinguishment of debt. Excluding these previously mentioned items, income from continuing operations attributable to Community Health Systems, Inc. common stockholders was $1.85 per share (diluted) for the six months ended June 30, 2012, and net income attributable to Community Health Systems, Inc. common stockholders was $1.84 per share (diluted) for the six months ended June 30, 2012. Weighted-average shares outstanding (diluted) were 89.2 million for the six months ended June 30, 2012, and 92.0 million for the six months ended June 30, 2011.

Adjusted EBITDA for the six months ended June 30, 2012, was $1.0 billion compared with $919.4 million for the same period in 2011, representing a 10.8 percent increase. Net cash provided by operating activities for the six months ended June 30, 2012, was $482.9 million compared with $584.7 million for the same period in 2011.

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CYH Announces Second Quarter 2012 Results

July 25, 2012

The consolidated operating results for the six months ended June 30, 2012, reflect a 3.1 percent increase in total admissions and a 6.9 percent increase in total adjusted admissions compared with the same period in 2011. On a same-store basis, admissions decreased 2.2 percent while adjusted admissions increased 1.5 percent compared with the same period in 2011. On a same-store basis, net operating revenues increased 4.4 percent compared with the same period in 2011.

Commenting on the results, Wayne T. Smith, chairman, president and chief executive officer of Community Health Systems, Inc., said, “Community Health Systems delivered a solid financial and operating performance for the second quarter of 2012. Revenues were up 8.1 percent on a consolidated basis and 4.5 percent on a same-store basis compared with the second quarter of last year. We are especially pleased with our volume trend improvement, with moderation in the rate of decline in admissions and an increase in adjusted admissions on a same-store basis, compared with a year ago. These results reflect execution of our key strategies for success – implementing best practice standards, making selective acquisitions, improving operational efficiencies and recruiting physicians. In addition, our focus on disciplined expense management across our hospital network has yielded positive results in a challenging environment.”

On July 2, 2012, the Company announced that subsidiaries have acquired substantially all of the assets of Memorial Health Systems in York, Pennsylvania. The acquisition was effective July 1, 2012. Memorial Health Systems includes 100-bed Memorial Hospital, the Surgical Center of York and other outpatient and ancillary services.

“We have continued to extend our market reach in 2012 through selective acquisitions,” added Smith. “Our strategy has always been focused on identifying select hospital facilities in strategic markets that meet our operating profile and provide significant opportunity for improvement. We will continue to pursue our acquisition strategy and leverage our proven track record of successful hospital acquisitions in a consolidating, but currently highly-fragmented industry.

“We further believe that our prospects for continued growth are very favorable in light of the recent decision surrounding healthcare reform. We are well positioned to leverage these industry dynamics as the leading operator of hospitals in non-urban and mid-size markets throughout the country. We are pleased with our progress to date and look forward to the opportunities that lie ahead in 2012 and beyond,” Smith concluded.

On July 3, 2012, the Company’s wholly-owned subsidiary, CHS/Community Health Systems, Inc. (“CHS”), commenced a cash tender offer for any and all of its approximately $934 million outstanding principal amount of its 8 7/8% Senior Notes due 2015. The total consideration payable for each $1,000 principal amount of the 8 7/8% Senior Notes validly tendered and not validly withdrawn prior to the consent expiration date of July 17, 2012, is $1,026, which includes a consent payment of $20 per $1,000 principal amount of notes. On July 18, 2012, CHS purchased approximately $640 million of the 8 7/8% Senior Notes pursuant to the cash tender offer and notified holders of its intent to redeem all such remaining 8 7/8% Senior Notes on August 17, 2012. The total consideration payable for each $1,000 principal amount of the 8 7/8% Senior Notes validly tendered and not validly withdrawn after July 17, 2012, is $1,006 for each $1,000 principal amount of notes. The tender offer is scheduled to expire on August 1, 2012, unless extended or earlier terminated.

In addition, on July 18, 2012, CHS completed an offering to issue and sell $1.2 billion of 7 1/8% Senior Notes due 2020. The Company used the proceeds of the offering to purchase $640 million of the 8 7/8% Senior Notes that were validly tendered and not validly withdrawn in the cash tender offer commenced on July 3, 2012, to pay for consents delivered in connection therewith and to pay related fees and expenses. The Company intends to use remaining proceeds to redeem all remaining 8 7/8% Senior Notes and, to the extent any proceeds remain, for general corporate purposes.

Included on pages 14, 15 and 16 of this press release are tables setting forth the Company’s updated 2012 annual earnings guidance.

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CYH Announces Second Quarter 2012 Results

July 25, 2012

Located in the Nashville, Tennessee, suburb of Franklin, Community Health Systems, Inc. is one of the largest publicly-traded hospital companies in the United States and a leading operator of general acute-care hospitals in non-urban and mid-size markets throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 135 hospitals in 29 states with an aggregate of approximately 20,000 licensed beds. Its hospitals offer a broad range of inpatient and surgical services, outpatient treatment and skilled nursing care. In addition, through its subsidiary, Quorum Health Resources, LLC, the Company provides management and consulting services to non-affiliated general acute-care hospitals located throughout the United States. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.”

Community Health Systems, Inc. will hold a conference call on Thursday, July 26, 2012, at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the second quarter ended June 30, 2012. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net, or at www.earnings.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available through August 24, 2012. Copies of the Company’s current report on Form 8-K (including this press release) and conference call slide show will be available on the Company’s website at www.chs.net.

Forward-Looking Statements

Statements contained in this press release regarding expected operating results, acquisition transactions or divestitures and other events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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CYH Announces Second Quarter 2012 Results

July 25, 2012

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net operating revenues	$3,242,974	$3,000,827	$6,540,009	$5,954,910
Adjusted EBITDA (c)	483,094	462,301	1,018,589	919,371
Income from continuing operations (d), (e), (f), (g), (h)	102,167	92,874	201,885	184,479
Net income attributable to Community Health Systems, Inc.	83,359	35,389	158,833	96,713
Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (j):
Continuing operations (d), (e), (f), (g), (h)	$0.94	$0.82	$1.79	$1.64
Discontinued operations	—	(0.43)	(0.01)	(0.58)

Net income	$0.94	$0.39	$1.79	$1.06

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (j):
Continuing operations (d), (e), (f), (g), (h)	$0.93	$0.81	$1.79	$1.62
Discontinued operations	—	(0.43)	(0.01)	(0.57)

Net income	$0.93	$0.39	$1.78	$1.05

Weighted-average number of shares outstanding (i):
Basic	89,147	91,131	88,911	91,070
Diluted	89,531	91,784	89,192	91,961
Net cash provided by operating activities	$295,617	$397,174	$482,927	$584,685

For footnotes, see pages 12 and 13.

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CYH Announces Second Quarter 2012 Results

July 25, 2012

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (a)(b)

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,
	2012		2011
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Operating revenues (net of contractual allowances and discounts)	$3,746,428		$3,433,829
Provision for bad debts	503,454		433,002

Net operating revenues	3,242,974	100.0%	3,000,827	100.0%

Operating costs and expenses:
Salaries and benefits	1,497,446	46.2%	1,384,096	46.1%
Supplies	489,729	15.1%	449,279	15.0%
Other operating expenses	736,225	22.7%	654,737	21.8%
Electronic health records incentive reimbursement (f)	(16,802)	-0.5%	—	0.0%
Rent	66,463	2.0%	62,431	2.1%
Depreciation and amortization	179,801	5.5%	161,376	5.4%

Total operating costs and expenses	2,952,862	91.0%	2,711,919	90.4%

Income from operations (f), (g), (h)	290,112	9.0%	288,908	9.6%
Interest expense, net	151,607	4.7%	163,230	5.4%
Loss from early extinguishment of debt	—	0.0%	—	0.0%
Equity in earnings of unconsolidated affiliates	(13,181)	-0.4%	(12,017)	-0.4%

Income from continuing operations before income taxes	151,686	4.7%	137,695	4.6%
Provision for income taxes	49,519	1.5%	44,821	1.5%

Income from continuing operations (f), (g), (h)	102,167	3.2%	92,874	3.1%

Discontinued operations, net of taxes:
Income from operations of entities sold	—	0.0%	235	0.0%
Impairment of hospitals sold	—	0.0%	(39,562)	-1.3%
Loss on sale, net	—	0.0%	—	0.0%

Loss from discontinued operations, net of taxes	—	0.0%	(39,327)	-1.3%

Net income	102,167	3.2%	53,547	1.8%
Less: Net income attributable to noncontrolling interests	18,808	0.6%	18,158	0.6%

Net income attributable to Community Health Systems, Inc.	$83,359	2.6%	$35,389	1.2%

Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (f), (g), (h)	$0.94		$0.82
Discontinued operations	—		(0.43)

Net income	$0.94		$0.39

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (j):
Continuing operations (f), (g), (h)	$0.93		$0.81
Discontinued operations	—		(0.43)

Net income	$0.93		$0.39

Weighted-average number of shares outstanding (i):
Basic	89,147		91,131

Diluted	89,531		91,784

For footnotes, see pages 12 and 13.

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CYH Announces Second Quarter 2012 Results

July 25, 2012

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (a)(b)

(in thousands, except per share amounts)

(Unaudited)

	Six Months Ended June 30,
	2012		2011
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Operating revenues (net of contractual allowances and discounts)	$7,529,919		$6,787,881
Provision for bad debts	989,910		832,971

Net operating revenues	6,540,009	100.0%	5,954,910	100.0%

Operating costs and expenses:
Salaries and benefits	3,022,421	46.2%	2,763,463	46.4%
Supplies	988,308	15.1%	907,096	15.2%
Other operating expenses	1,445,168	22.2%	1,269,530	21.3%
Electronic health records incentive reimbursement (f)	(42,970)	-0.7%	—	0.0%
Rent	133,687	2.0%	125,601	2.1%
Depreciation and amortization	354,155	5.4%	319,531	5.4%

Total operating costs and expenses	5,900,769	90.2%	5,385,221	90.4%

Income from operations (d), (e), (f), (g), (h)	639,240	9.8%	569,689	9.6%
Interest expense, net	303,782	4.7%	326,448	5.5%
Loss from early extinguishment of debt	63,429	1.0%	—	0.0%
Equity in earnings of unconsolidated affiliates	(25,194)	-0.4%	(30,151)	-0.5%

Income from continuing operations before income taxes	297,223	4.5%	273,392	4.6%
Provision for income taxes	95,338	1.4%	88,913	1.5%

Income from continuing operations (d), (e), (f), (g), (h)	201,885	3.1%	184,479	3.1%

Discontinued operations, net of taxes:
Loss from operations of entities sold	(466)	0.0%	(1,443)	0.0%
Impairment of hospitals sold	—	0.0%	(47,930)	-0.8%
Loss on sale, net	—	0.0%	(3,234)	-0.1%

Loss from discontinued operations, net of taxes	(466)	0.0%	(52,607)	-0.9%

Net income	201,419	3.1%	131,872	2.2%
Less: Net income attributable to noncontrolling interests	42,586	0.7%	35,159	0.6%

Net income attributable to Community Health Systems, Inc.	$158,833	2.4%	$96,713	1.6%

Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (j):
Continuing operations (d), (e), (f), (g), (h)	$1.79		$1.64
Discontinued operations	(0.01)		(0.58)

Net income	$1.79		$1.06

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (d), (e), (f), (g), (h)	$1.79		$1.62
Discontinued operations	(0.01)		(0.57)

Net income	$1.78		$1.05

Weighted-average number of shares outstanding (i):
Basic	88,911		91,070

Diluted	89,192		91,961

For footnotes, see pages 12 and 13.

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CYH Announces Second Quarter 2012 Results

July 25, 2012

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income

(in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net income	$102,167	$53,547	$201,419	$131,872
Other comprehensive income (loss), net of income taxes:
Net change in fair value of interest rate swaps	9,976	(8,969)	20,512	27,477
Net change in fair value of available-for-sale securities	(527)	268	2,140	1,338
Amortization and recognition of unrecognized pension cost components	1,140	807	2,281	1,579

Other comprehensive income (loss)	10,589	(7,894)	24,933	30,394

Comprehensive income	112,756	45,653	226,352	162,266
Less: Comprehensive income attributable to noncontrolling interests	18,808	18,158	42,586	35,159

Comprehensive income attributable to Community Health Systems, Inc.	$93,948	$27,495	$183,766	$127,107

For footnotes, see pages 12 and 13.

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CYH Announces Second Quarter 2012 Results

July 25, 2012

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (b)

($ In thousands)

(Unaudited)

	For the Three Months Ended June 30,
	Consolidated			Same-Store
	2012	2011	% Change	2012	2011	% Change
Number of hospitals (at end of period)	134	130		130	130
Licensed beds (at end of period)	20,235	19,361		19,305	19,361
Beds in service (at end of period)	17,180	16,617		16,470	16,617
Admissions	173,449	168,336	3.0%	164,995	168,336	-2.0%
Adjusted admissions	350,982	332,180	5.7%	333,970	332,180	0.5%
Patient days	750,686	737,850		711,276	737,850
Average length of stay (days)	4.3	4.4		4.3	4.4
Occupancy rate (average beds in service)	48.1%	49.1%		47.8%	49.1%
Net operating revenues	$3,242,974	$3,000,827	8.1%	$3,120,431	$2,987,386	4.5%
Net inpatient revenues as a % of total net operating revenues before provision for bad debts	45.5%	46.4%		45.2%	46.6%
Net outpatient revenues as a % of total net operating revenues before provision for bad debts	52.8%	51.5%		53.1%	51.3%
Income from operations	$290,112	$288,908	0.4%	$302,954	$298,525	1.5%
Income from operations as a % of net operating revenues	9.0%	9.6%		9.7%	10.0%
Depreciation and amortization	$179,801	$161,376		$174,283	$161,376
Equity in earnings of unconsolidated affiliates	$(13,181)	$(12,017)		$(13,220)	$(12,017)
Liquidity Data:
Adjusted EBITDA (c)	$483,094	$462,301	4.5%
Adjusted EBITDA as a % of net operating revenues	14.9%	15.4%
Net cash provided by operating activities	$295,617	$397,174
Net cash provided by operating activities as a % of net operating revenues	9.1%	13.2%

For footnotes, see pages 12 and 13.

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CYH Announces Second Quarter 2012 Results

July 25, 2012

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (b)

($ In thousands)

(Unaudited)

	For the Six Months Ended June 30,
	Consolidated			Same-Store
	2012	2011	% Change	2012	2011	% Change
Number of hospitals (at end of period)	134	130		130	130
Licensed beds (at end of period)	20,235	19,361		19,305	19,361
Beds in service (at end of period)	17,180	16,617		16,470	16,617
Admissions	355,337	344,666	3.1%	337,226	344,666	-2.2%
Adjusted admissions	709,841	664,146	6.9%	674,271	664,146	1.5%
Patient days	1,555,098	1,519,663		1,464,977	1,519,663
Average length of stay (days)	4.4	4.4		4.3	4.4
Occupancy rate (average beds in service)	49.9%	51.1%		49.5%	51.1%
Net operating revenues	$6,540,009	$5,954,910	9.8%	$6,202,184	$5,941,407	4.4%
Net inpatient revenues as a % of total net operating revenues before provision for bad debts	45.8%	47.7%		44.9%	47.8%
Net outpatient revenues as a % of total net operating revenues before provision for bad debts	52.3%	50.2%		53.3%	50.1%
Income from operations	$639,240	$569,689	12.2%	$599,179	$582,603	2.8%
Income from operations as a % of net operating revenues	9.8%	9.6%		9.7%	9.8%
Depreciation and amortization	$354,155	$319,531		$342,136	$319,531
Equity in earnings of unconsolidated affiliates	$(25,194)	$(30,151)		$(25,300)	$(30,151)
Liquidity Data:
Adjusted EBITDA (c)	$1,018,589	$919,371	10.8%
Adjusted EBITDA as a % of net operating revenues	15.6%	15.4%
Net cash provided by operating activities	$482,927	$584,685
Net cash provided by operating activities as a % of net operating revenues	7.4%	9.8%

For footnotes, see pages 12 and 13.

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CYH Announces Second Quarter 2012 Results

July 25, 2012

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share data)

(Unaudited)

	June 30, 2012	December 31, 2011
ASSETS
Current assets
Cash and cash equivalents	$115,109	$129,865
Patient accounts receivable, net of allowance for doubtful accounts of $2,105,051 and $1,891,334 at June 30, 2012 and December 31, 2011, respectively	2,055,292	1,834,167
Supplies	358,597	346,611
Prepaid income taxes	16,721	101,389
Deferred income taxes	89,797	89,797
Prepaid expenses and taxes	126,883	112,613
Other current assets	234,764	231,647

Total current assets	2,997,163	2,846,089

Property and equipment	9,808,757	9,369,528
Less accumulated depreciation and amortization	(2,760,532)	(2,513,552)

Property and equipment, net	7,048,225	6,855,976

Goodwill	4,372,993	4,264,845

Other assets, net	1,454,625	1,241,930

Total assets	$15,873,006	$15,208,840

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$83,877	$63,706
Accounts payable	770,450	748,997
Accrued interest	82,742	110,121
Accrued liabilities	962,056	988,315

Total current liabilities	1,899,125	1,911,139

Long-term debt	9,241,489	8,782,798

Deferred income taxes	704,725	704,725

Other long-term liabilities	998,984	949,990

Total liabilities	12,844,323	12,348,652

Redeemable noncontrolling interests in equity of consolidated subsidiaries	367,909	395,743

EQUITY
Community Health Systems, Inc. stockholders’ equity
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 91,917,432 shares issued and 90,941,883 shares outstanding at June 30, 2012, and 91,547,079 shares issued and 90,571,530 shares outstanding at December 31, 2011	919	915
Additional paid-in capital	1,101,224	1,086,008
Treasury stock, at cost, 975,549 shares at June 30, 2012 and December 31, 2011	(6,678)	(6,678)
Accumulated other comprehensive loss	(159,546)	(184,479)
Retained earnings	1,660,163	1,501,330

Total Community Health Systems, Inc. stockholders’ equity	2,596,082	2,397,096
Noncontrolling interests in equity of consolidated subsidiaries	64,692	67,349

Total equity	2,660,774	2,464,445

Total liabilities and equity	$15,873,006	$15,208,840

For footnotes, see pages 12 and 13.

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CYH Announces Second Quarter 2012 Results

July 25, 2012

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities
Net income	$201,419	$131,872
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	354,155	324,367
Stock-based compensation expense	20,624	20,732
Loss on sale, net	—	3,234
Impairment of hospitals sold	—	47,930
Loss from early extinguishment of debt	63,429	—
Excess tax benefit relating to stock-based compensation	(1,037)	(4,659)
Other non-cash expenses, net	16,461	4,313
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(199,383)	(83,082)
Supplies, prepaid expenses and other current assets	(39,920)	9,374
Accounts payable, accrued liabilities and income taxes	51,843	129,518
Other	15,336	1,086

Net cash provided by operating activities	482,927	584,685

Cash flows from investing activities
Acquisitions of facilities and other related equipment	(245,227)	(204,264)
Purchases of property and equipment	(386,461)	(351,383)
Proceeds from disposition of ancillary operations	—	18,464
Proceeds from sale of property and equipment	3,437	8,034
Increase in other investments	(162,316)	(75,211)

Net cash used in investing activities	(790,567)	(604,360)

Cash flows from financing activities
Proceeds from exercise of stock options	1,269	18,831
Repurchase of restricted stock shares for payroll tax withholding requirements	(9,074)	—
Deferred financing costs	(63,986)	(234)
Excess tax benefit relating to stock-based compensation	1,037	4,659
Stock buy-back	—	(50,002)
Proceeds from noncontrolling investors in joint ventures	637	863
Redemption of noncontrolling investments in joint ventures	(35,888)	(3,303)
Distributions to noncontrolling investors in joint ventures	(34,590)	(30,078)
Borrowings under credit agreements	5,244,263	—
Issuance of long-term debt	1,025,000	—
Proceeds from receivables facility	300,000	—
Repayments of long-term indebtedness	(6,135,784)	(28,798)

Net cash provided by (used in) financing activities	292,884	(88,062)

Net change in cash and cash equivalents	(14,756)	(107,737)
Cash and cash equivalents at beginning of period	129,865	299,169

Cash and cash equivalents at end of period	$115,109	$191,432

For footnotes, see pages 12 and 13.

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CYH Announces Second Quarter 2012 Results

July 25, 2012

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)	The following table provides information needed to calculate income per share, which is adjusted for income attributable to noncontrolling interests (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Income from continuing operations attributable to Community Health Systems, Inc. common stockholders:
Income from continuing operations, net of taxes	$102,167	$92,874	$201,885	$184,479
Less: Income from continuing operations attributable to noncontrolling interests, net of taxes	18,808	18,158	42,586	35,159

Income from continuing operations attributable to Community Health Systems, Inc. common stockholders - basic and diluted	$83,359	$74,716	$159,299	$149,320

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders:
Loss from discontinued operations, net of taxes	$—	$(39,327)	$(466)	$(52,607)
Less: Loss from discontinued operations attributable to noncontrolling interests, net of taxes	—	—	—	—

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders - basic and diluted	$—	$(39,327)	$(466)	$(52,607)

(b)	Continuing operating results exclude discontinued operations for the three and six months ended June 30, 2012 and 2011. Both financial and statistical results exclude entities in discontinued operations for all periods presented.

(c)	EBITDA consists of net income attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, gain/loss from early extinguishment of debt and net income attributable to noncontrolling interests. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present adjusted EBITDA because it excludes the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company uses adjusted EBITDA as a measure of liquidity. The Company has included this measure because it believes it provides investors with additional information about the Company’s ability to incur and service debt and make capital expenditures. Adjusted EBITDA is the basis for a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility, as well as to determine the interest rate and commitment fee payable under the senior secured credit facility.

Adjusted EBITDA is not a measurement of financial performance or liquidity under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with U.S. GAAP. The items excluded from adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. This calculation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles adjusted EBITDA, as defined, to net cash provided by operating activities as derived directly from the condensed consolidated financial statements (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Adjusted EBITDA	$483,094	462,301	$1,018,589	919,371
Interest expense, net	(151,607)	(163,230)	(303,782)	(326,448)
Provision for income taxes	(49,519)	(44,821)	(95,338)	(88,913)
Income (loss) from operations of entities sold, net of taxes	—	235	(466)	(1,443)
Other non-cash expenses, net	23,988	27,990	36,048	25,222
Net changes in operating assets and liabilities, net of effects of acquisitions and divestitures	(10,339)	114,699	(172,124)	56,896

Net cash provided by operating activities	$295,617	$397,174	$482,927	584,685

Footnotes continued on the next page.

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CYH Announces Second Quarter 2012 Results

July 25, 2012

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(d)	Included in non-same-store income from operations and income from continuing operations for the six months ended June 30, 2012, is approximately $102 million of net operating revenue and approximately $9 million of related expenses from an industry-wide settlement with the United States Department of Health and Human Services and Centers for Medicare and Medicaid Services based on a claim that acute-care hospitals in the U.S. were underpaid from the Medicare inpatient prospective payment system in federal fiscal years 1999 through 2011. The underpayments resulted from calculations related to the rural floor budget neutrality adjustments implemented in connection with the Balanced Budget Act of 1997. In addition, included in net income attributable to noncontrolling interests is approximately $3 million related to this settlement. Also included is an unfavorable adjustment to net operating revenue of approximately $21 million related to the newly issued Supplemental Security Income ratios for federal fiscal years 2006 through 2009 utilized for calculating Medicare Disproportionate Share Hospital reimbursements. These two adjustments resulted in an after-tax impact of $0.48 per share (diluted).

(e)	Included in income from continuing operations for the six months ended June 30, 2012, is a pre-tax adjustment to establish an accrual of $14 million, resulting in an after-tax charge of $0.10 per share (diluted), for certain legal matters.

(f)	Included in income from continuing operations for the three and six months ended June 30, 2012, is the Electronic Health Records incentive reimbursement, which represents reimbursement from Medicaid and Medicare related to certain of the Company’s hospitals and Medicare and Medicaid for certain employed physicians. Total costs and expenses related to the implementation of electronic health records for the three and six months ended June 30, 2012, were approximately $10.7 million and $23.5 million, respectively, including depreciation and amortization of approximately $7.9 million and $14.0 million, and are included in the condensed consolidated statements of income according to each item’s related classification.

(g)	Included in non-same-store income from operations and income from continuing operations are pre-tax legal and other costs, offset by insurance recoveries beginning in June 2012, related to the Tenet Healthcare Corporation (“Tenet”) lawsuit, governmental investigation and shareholder lawsuits of $(0.5) million and $6.2 million for the three months ended June 30, 2012 and 2011, respectively, and $1.4 million and $6.2 million for the six months ended June 30, 2012 and 2011, respectively.

(h)	Also included in income from continuing operations are pre-tax charges related to acquisition costs (other than Tenet) of $2.3 million and $4.1 million for the three months ended June 30, 2012 and 2011, respectively, and $6.6 million and $5.6 million for the six months ended June 30, 2012 and 2011, respectively.

(i)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Weighted-average number of shares outstanding - basic	89,147	91,131	88,911	91,070
Add effect of dilutive securities:
Stock awards and options	384	653	281	891

Weighted-average number of shares outstanding - diluted	89,531	91,784	89,192	91,961

(j)	Total per share amounts may not add due to rounding.

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CYH Announces Second Quarter 2012 Results

July 25, 2012

Regulation FD Disclosure

The following tables set forth selected information concerning the Company’s updated projected consolidated operating results for the year ending December 31, 2012. These projections are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. This 2012 guidance reaffirms the Company’s previous guidance for 2012 provided on April 26, 2012, revised to reflect historical results through June 30, 2012. See page 16 for a list of factors that could affect the future results of the Company or the healthcare industry generally.

The following is provided as guidance to analysts and investors:

	2012 Projection Range			2011 Actual
Net operating revenues less provision for bad debts (in millions) *	$12,800	to	$13,200	$11,906	*
Adjusted EBITDA (in millions)	$1,975	to	$2,000	$1,837
Income from continuing operations per share - diluted	$3.90	to	$4.10	$3.33	**
Same-store hospital annual adjusted admissions growth	-0.5%	to	1.5%	-0.7%
Weighted-average diluted shares (in millions)	90	to	91	91
* Any reference to net operating revenues means net operating revenues less provision for bad debts. ** Excludes loss on early extinguishment of debt.

The following assumptions were used in developing the 2012 guidance provided above:

•

Effective January 1, 2012, the Company adopted Accounting Standards Update 2011-07, which requires the provision for bad debts expense associated with patient service revenue to be presented as an offset to the patient service revenue line item in the statement of operations. 2012 projection range and restated 2011 actual net operating revenues are presented net of projected and actual provision for bad debts, respectively.

•

The Company’s 2012 projection includes an aggregate $80 million of net operating revenues and $0.38 per share (diluted) of adjustments recognized in our operating results for the three months ended March 31, 2012, related to the Rural Floor Budget Neutrality Adjustment, the Supplemental Security Income payment update and the accrual of certain legal matters not previously included in our guidance.

•	The Company’s projection excludes loss on early extinguishment of debt.

•

Expressed as a percent of net operating revenues, Health Information Technology (HITECH) electronic health records incentive reimbursement for 2012 is projected to be approximately 0.6% to 0.8%. Electronic health records-related total costs and expenses for 2012, expressed as a percentage of net operating revenues, are projected to be approximately 0.3% to 0.5%, including depreciation and amortization, expressed as a percentage of net operating revenues, of approximately 0.2% to 0.3%. The projections related to HITECH incentive reimbursement and the related costs are based on the assumption that approximately one-third of our hospitals will be Stage 1 compliant by September 30, 2012. Delays in compliance until later in 2012 may defer recognition of the incentive reimbursement into future years without reducing the aggregate incentive we receive under this program. Accelerating compliance of additional hospitals during 2012 may result in additional expenses being incurred but may not accelerate the recognition of the incentive reimbursement into 2012.

•

2012 projection includes four to five assumed hospital acquisitions after December 31, 2011, of which three hospital acquisitions closed during the six months ended June 30, 2012, and one additional hospital acquisition closed on July 1, 2012.

•	Projected 2012 same-store hospital annual adjusted admissions growth does not take into account service closures and other unusual events.

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CYH Announces Second Quarter 2012 Results

July 25, 2012

•

Expressed as a percentage of net operating revenues, depreciation and amortization is projected to be approximately 5.6% to 5.8% for 2012; however, this is a fixed cost and the percentages may vary as revenue varies. Such amounts exclude the possible impact of any future fair value adjustments to investments and hospital fixed asset impairments.

•	2012 projection includes an estimate of $0.05 to $0.07 per share (diluted) of acquisition costs that are required to be expensed.

•	The Company’s 2012 projection does not take into account resolution of government investigations or other significant legal settlements not resolved at July 25, 2012.

•

For the purpose of providing interest expense guidance, the Company assumes that the borrowing rate under the Company’s Senior Secured Credit Facility for 2012 will remain relatively stable with the rates existing currently, particularly since the Company is a party to interest rate swap agreements. Total fixed debt, including swaps, is expected to average approximately 72% to 77% of total debt. These swap agreements limit the effect of changes in interest rates. Based on these assumptions and the Company’s accounts receivable securitization program, which was entered into during the first quarter of 2012, interest expense, expressed as a percentage of net operating revenues, is projected to be approximately 4.6% to 4.9% for 2012; however, these percentages will vary as revenue and interest rates vary. The 2012 projections assume the issuance of the 2020 Senior Notes and subsequent redemption of 2015 Senior Notes, as announced prior to July 25, 2012, but do not assume any changes to the financing terms of the Senior Secured Credit Facility or any new financing arrangements. The Company is currently evaluating financing alternatives, including amending its existing Senior Secured Credit Facility to provide additional flexibility to further manage its senior secured term loan maturities.

•

On December 14, 2011, the Company adopted a new open market repurchase program for up to four million shares of the Company’s common stock, not to exceed $100 million in purchases. The new repurchase program will conclude at the earliest of three years, when the maximum number of shares has been repurchased, or when the maximum dollar amount has been reached. Through July 25, 2012, no shares have been purchased and retired under this repurchase plan.

•	Expressed as a percentage of net operating revenues, equity in earnings of unconsolidated affiliates is projected to be approximately 0.3% to 0.5% for 2012.

•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests is projected to be approximately 0.5% to 0.7% for 2012.

•	Expressed as a percentage of income from continuing operations before income taxes, provision for income tax is projected to be approximately 31.0% to 33.0% for 2012.

•	Capital expenditures are projected as follows (in millions):

2012 Guidance
Total	$800	to	$850

•	Net cash provided by operating activities is projected as follows (in millions):

2012 Guidance
Total	$1,200	to	$1,300

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CYH Announces Second Quarter 2012 Results

July 25, 2012

The projections set forth in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and are beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this filing.

These factors include, among other things:

•	general economic and business conditions, both nationally and in the regions in which we operate;

•	implementation and effect of adopted and potential federal and state healthcare legislation;

•	risks associated with our substantial indebtedness, leverage, and debt service obligations;

•	demographic changes;

•	changes in, or the failure to comply with, governmental regulations;

•	potential adverse impact of known and unknown government investigations, audits, and Federal and State False Claims Act litigation and other legal proceedings;

•	our ability, where appropriate, to enter into and maintain managed care provider arrangements and the terms of these arrangements;

•	changes in, or the failure to comply with, managed care provider contracts could result in disputes and changes in reimbursement that could be applied retroactively;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels;

•	increases in the amount and risk of collectability of patient accounts receivable;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other health care workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in U.S. generally accepted accounting principles;

•	the availability and terms of capital to fund additional acquisitions or replacement facilities;

•	our ability to successfully acquire additional hospitals or complete divestitures;

•	our ability to successfully integrate any acquired hospitals or to recognize expected synergies from such acquisitions;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs; and

•	the other risk factors set forth in our public filings with the Securities and Exchange Commission.

The consolidated operating results for the three and six months ended June 30, 2012, are not necessarily indicative of the results that may be experienced for any such future period or for any future year.

The Company cautions that the projections for calendar year 2012 set forth in this press release are given as of the date hereof based on currently available information. The Company is not undertaking any obligation to update these projections as conditions change or other information becomes available.

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